EXHIBIT 10.2

EXECUTION VERSION

WAIVER AGREEMENT

THIS WAIVER AGREEMENT (this “Waiver”), dated as of July 22, 2022 (the “Effective Date”), is by and between Parrot Drones S.A.S., Société par Actions Simplifiée organized under the laws of France (“Seller”), on the one hand, and AgEagle Aerial Systems Inc., a Nevada corporation (“Buyer”), on the other hand. Buyer and Seller may be collectively referenced as “Parties” and individually referenced as “Party.”

RECITALS:

WHEREAS, the Parties entered into a Stock Purchase Agreement, dated as of October 18, 2021 (as amended, the “Purchase Agreement”) and a Registration Rights Agreement, dated as of October 19, 2021 (as amended, the “Registration Rights Agreement”).

WHEREAS, pursuant to Section 2.07(d) of the Purchase Agreement and subject to the terms and conditions therein, Buyer shall pay to Seller (i) 50% of the Holdback Amount on December 31, 2022, and (ii) 50% of the Holdback Amount on December 31, 2023, in each case in cash of immediately available funds in accordance with the payment instructions contained in the Final Closing Date Payment Schedule or as otherwise instructed by Seller no less than three (3) Business Days prior to each such payment date (collectively, the “Remaining Holdback Amount Payment”).

WHEREAS, pursuant to (i) Section 9.09 of the Purchase Agreement, no waiver by any party thereto of any provisions thereof shall be effective unless explicitly set forth in writing and signed by the party so waiving and (ii) Section 6.10 of the Registration Rights Agreement, any party thereto may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to the Registration Rights Agreement.

WHEREAS, (i) Seller has agreed to waive Buyer’s obligation to pay to Seller a portion of the Remaining Holdback Amount Payment as set forth in the Purchase Agreement, and (ii) Buyer has agreed to waive Seller’s obligation to reimburse Buyer for a portion of the legal costs and expenses incurred by Buyer in connection with the registration of the Registration Statement as set forth in the Registration Rights Agreement, in each case subject to the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants and agreements contained in this Waiver, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, subject to the terms and conditions of this Waiver, the Parties agree as follows:

AGREEMENTS:

A.	Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement and the Registration Rights Agreement, as applicable.

B.	The Parties acknowledge and agree that as of the Effective Date, (i) the Remaining Holdback Amount Payment outstanding and payable by Buyer to Seller pursuant to the Purchase Agreement is $4,565,000 and (ii) the amount outstanding and payable by Seller for reimbursement of Buyer’s legal costs and expenses in connection with the registration of the Registration Statement subject to and in accordance with Section 3.3 of the Registration Rights Agreement is $50,000 (in the case of clause (ii) of this paragraph B, the “Remaining Registration Expenses Amount”).

C.	Upon Seller’s receipt from Buyer of the Final Purchase Price Payment (defined below) in accordance with this paragraph C, Seller hereby waives Buyer’s obligation to pay 50% of the Remaining Holdback Amount Payment (the “Waived Remaining Holdback Amount”). In consideration of such waiver, Buyer hereby waives Seller’s obligation to pay 50% of the Remaining Registration Expenses Amount (the “Waived Remaining Registration Expenses Amount”) and agrees to pay to Seller no later than July 29, 2022, 50% of the Remaining Holdback Amount Payment, less 50% of the Remaining Registration Expenses Amount (i.e., $2, 257,500) (the “Final Purchase Price Payment”) in cash of immediately available funds in accordance with the payment instructions contained in the Final Closing Date Payment Schedule or as otherwise instructed by Seller prior to the Effective Date. The Parties acknowledge and agree that effective upon Seller’s receipt of the Final Purchase Price Payment subject to and in accordance with the terms set forth above, (i) Buyer’s obligations to pay to Seller the Holdback Amount under the Purchase Agreement shall be satisfied in full and Buyer shall be released from any further liability with respect to payment of the Waived Remaining Holdback Amount and (ii) Seller’s obligations to pay to Buyer the Remaining Registration Expenses Amount under the Registration Rights Agreement shall be satisfied in full and Seller shall be released from any further liability with respect to payment of the Waived Remaining Registration Expenses Amount.

D.	All payments made under this Waiver shall be treated by the Parties as an adjustment to the Purchase Price for Tax purposes, as applicable, unless otherwise required by Law.

E.	Each of the terms and provisions of this Waiver is deemed incorporated by this reference into the Purchase Agreement and the Registration Rights Agreement, as applicable. When a conflict exists between this Waiver and the Purchase Agreement or between this Waiver and the Registration Rights Agreement, this Waiver will control. Unless expressly waived, amended or modified by this Waiver, all other provisions in the Purchase Agreement and the Registration Rights Agreement shall remain in full force and effect without waiver, amendment or modification. This Waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and the waivers and consent set forth herein shall not entitle Buyer or Seller, as applicable, to any other or further waiver or consent in any similar or other circumstances. The waiver and consent set forth above shall be limited precisely as written and shall not be deemed to (i) be a waiver or modification of any other term or condition of the Purchase Agreement or the Registration Rights Agreement or any other transaction document contemplated thereby, or (ii) prejudice any right or remedy that Seller or Buyer, as applicable, may now have or may have in the future (except to the extent such right or remedy is based upon the waiver set forth herein) under or in connection with the Purchase Agreement or the Registration Rights Agreement or the other transaction documents contemplated thereby.

F.	This Waiver shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

G.	This Waiver may be executed in several counterparts, and all so executed shall constitute one and the same agreement, binding on all of the Parties. The Parties agree that this Waiver may be transmitted between them via PDF, e-mail or DocuSign (or similar electronic means) and that signatures transmitted as such shall be original signatures and the agreement containing such signatures (original or otherwise) of all the Parties is binding upon the Parties.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Waiver as of the Effective

Date.

PARROT DRONES S.A.S.

By:
Name:	Henri Seydoux
Title:	President

AGEAGLE AERIAL SYSTEMS INC.

By:
Name:	Barrett Mooney
Title:	Chief Executive Officer

[Signature Page to Waiver Agreement]

IN WITNESS WHEREOF, the Parties hereto have executed this Waiver as of the Effective

Date.

PARROT DRONES S.A.S.

By:
Name:	Henri Seydoux
Title:	President

AGEAGLE AERIAL SYSTEMS INC.

By:
Name:	Barrett Mooney
Title:	Chief Executive Officer

[Signature Page to Waiver Agreement]